Exhibit 99.1

CONTACT:	Liz Merritt, Rural/Metro Corporation (480) 606-3337 Sharrifah Al-Salem, FD (415) 293-4414

RURAL/METRO REPORTS FISCAL 2011 SECOND-QUARTER RESULTS

Reiterates Fiscal 2011 Adjusted EBITDA Guidance; Updates CapEx Guidance to

Include New Santa Clara County Contract Win

Highlights

•	Completion of $270.0 million debt refinancing; second-quarter and year-to-date (YTD) results for the periods ended December 31, 2010 include an $8.0 million pre-tax loss on debt extinguishment.
•	Quarterly net revenue increased 6.0% over prior year to $141.3 million; YTD net revenue increased 6.7% over prior year to $281.5 million.
•	Quarterly ambulance transport volume growth at 9.0%; YTD transport growth at 8.7%.
•

Quarterly adjusted EBITDA from continuing operations was $13.9 million and YTD adjusted EBITDA was $35.0 million, which included a $4.9 million increase in expenses related to historical insurance claims estimates.

•	Company reiterates fiscal 2011 guidance for adjusted EBITDA from continuing operations of $74.0-$76.0 million.

SCOTTSDALE, Ariz. (Feb. 9, 2011) – Rural/Metro Corporation (NASDAQ: RURL), a leading national provider of ambulance and private fire protection services, reported results today for its second fiscal quarter and six months ended December 31, 2010.

Michael P. DiMino, President and Chief Executive Officer, said, “Second-quarter activities reflect the continued strength of our growth initiatives and retention strategies as we effectively compete for market share. Our successes included a significant 911 contract win in Santa Clara County, California, the retention of key 911 and non-emergency contracts in central Florida, the acquisition of a new ambulance service in Colorado, and entry into new general transport markets.”

Mr. DiMino emphasized the benefits of the Company’s recent debt refinancing as it relates to growth. “We have created a capital structure that provides the flexibility to execute our growth plans, generate significant interest savings, and build long-term value for our shareholders,” he said.

Second-quarter and year-to-date results include increases in historical insurance claims estimates related to workers’ compensation, general and auto liability programs. “We initiated a comprehensive review of all processes and programs within the enterprise and are taking the actions that we believe are prudent as we continue to grow the business,” Mr.DiMino said. “With regard to insurance, we remain vigilant in our efforts to manage all claims, further improve our risk, health and safety programs, and ultimately reduce accidents and employee injuries.”

Fiscal 2011 Guidance

The Company reiterated guidance for adjusted EBITDA from continuing operations for the fiscal year ending June 30, 2011 of $74.0-$76.0 million. Capital expenditure guidance was updated from $18.0-$20.0 million to $30.0-32.0 million for the fiscal year, which includes an initial $12.0 million in capital for the new Santa Clara County 911 contract that begins July 1, 2011.

Results of Operations for the Second Fiscal Quarter Ended December 31, 2010

For the quarter ended December 31, 2010, the Company generated net revenue of $141.3 million, an increase of 6.0% or $8.0 million, compared to net revenue of $133.3 million for the same period of the prior year. Ambulance services revenue was $123.3 million, an increase of 7.7% or $8.8 million, compared to $114.5 million for the same prior-year period. The increase included $2.8 million in same-service-area revenue and $6.0 million in new contract revenue. Same-service-area revenue growth was driven primarily by increased transport volume, as well as reductions in uncompensated care. Overall transport volume grew 9.0% in the second quarter, primarily due to a new emergency contract in DeKalb County, Georgia, and acquisitions in Kentucky and Colorado.

Fire and other services revenue for the quarter was $18.0 million, a decrease of 3.7%, or $0.7 million, compared to $18.7 million for the same prior-year period. The difference was primarily related to a decrease in fire service subscription revenue resulting from municipal annexation activity in Arizona.

Payroll and employee benefits expense for the quarter was $86.4 million, or 61.2% of net revenue, compared to $80.8 million, or 60.6% of net revenue, in the same period of the prior year. The year-over-year increase in expense was primarily related to growth in transport volume and $0.8 million related to executive relocation expenses, offset in part by a $0.7 million net decrease in expenses related to historical workers’ compensation claims estimates and a $0.6 million decrease in employee health insurance expenses.

Other operating expenses for the quarter totaled $32.6 million, or 23.1% of net revenue, compared to $30.8 million, or 23.1% of net revenue for the same prior-year period. The year-over-year increase in expense was driven primarily by $0.6 million in professional fees related to debt refinancing activities and $0.5 million in higher fuel expense related to increases in fuel prices and transport volume.

General and auto liability insurance expense for the quarter totaled $8.7 million, or 6.1% of net revenue, compared to $5.2 million, or 3.9% of net revenue for the same prior-year period. The difference was primarily due to a $3.9 million net increase in expenses related to historical claims estimates.

On November 24, 2010, the Company concluded a debt refinancing and achieved its goals to reduce interest costs, extend maturities and maximize flexibility to operate and grow the business. The current debt structure includes a $270.0 million term loan due 2016 and an $85.0 million revolving credit facility maturing in 2015. In connection with the refinancing, the Company recorded a pre-tax loss on debt extinguishment of $8.0 million.

Including the loss on debt extinguishment, second-quarter net loss attributable to Rural/Metro was $3.8 million, or a loss per share of $0.15, compared to a net loss of $4.8 million and a loss per share of $0.19 for the second quarter of the prior year. Excluding the loss on debt extinguishment, net income attributable to Rural/Metro would have been $1.2 million, or diluted earnings per share (EPS) of $0.05.

Adjusted EBITDA from continuing operations attributable to Rural/Metro in the second fiscal quarter was $13.9 million, a decrease of $2.7 million when compared to adjusted EBITDA of $16.6 million for same period in fiscal 2010.

Results of Operations for the Six Months Ended December 31, 2010

For the six months ended December 31, 2010, the Company generated net revenue of $281.5 million, an increase of 6.7% or $17.7 million, compared to net revenue of $263.8 million for the same period of the prior year. Ambulance services revenue for the period was $245.7 million, an increase of 8.5% or $19.2 million, compared to $226.5 million in the prior year. The increase included $9.8 million in same-service-area revenue and $9.4 million in new contract revenue. Overall transport volume grew 8.7% in the first half of fiscal 2011, primarily due to the contract and acquisition activities discussed above.

Fire and other services revenue for the six-month period was $35.7 million, a decrease of 4.3% or $1.6 million, compared to $37.3 million for the same prior-year period. The difference was primarily related to the decrease in fire service subscription revenue described above.

Payroll and employee benefits expense for the six months was $171.3 million, or 60.8% of net revenue, compared to $161.9 million, or 61.4% of net revenue, in the same period of the prior year. The year-over-year increase in expense was primarily related to growth in transport volume and $1.0 million in executive relocation expenses. These expenses were offset in part by a $1.7 million decrease in employee health insurance expense and a $1.5 million net decrease in expenses related to historical workers’ compensation claims estimates.

Other operating expenses for the first six months of fiscal 2011 totaled $62.7 million, or 22.3% of net revenue, compared to $58.6 million, or 22.2% of net revenue for the same prior-year period. The year-over-year increase in expense was driven by $1.2 million in higher fuel expense related to increases in transport volume and fuel prices and $0.6 million in professional fees related to debt refinancing activities.

General and auto liability insurance expense for the six months was $12.3 million, or 4.4% of net revenue, compared to $8.6 million, or 3.3% of net revenue for the same prior-year period. The difference was primarily due to a $3.9 million net increase in expenses related to historical claims estimates.

Including the $8.0 million pre-tax loss on debt extinguishment, net income attributable to Rural/Metro for the six months was $1.6 million, or diluted EPS of $0.06, compared to a net loss of $1.9 million, or a loss per share of $0.07 for the same period of the prior year.

Excluding the loss on debt extinguishment, net income attributable to Rural/Metro for the six-month period would have been $6.6 million, or diluted EPS of $0.26.

Adjusted EBITDA from continuing operations attributable to Rural/Metro for the six months was $35.0 million, an increase of $0.6 million, compared to adjusted EBITDA of $34.4 million for the same period in fiscal 2010.

Adjusted EBITDA from continuing operations and net income and diluted EPS attributable to Rural/Metro excluding the loss on debt extinguishment are key indicators management uses to evaluate operating performance. While adjusted EBITDA from continuing operations and net income and diluted EPS attributable to Rural/Metro excluding the loss on debt extinguishment are not intended to replace presentations included in the Company’s consolidated financial statements under generally accepted accounting principles (GAAP) and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, the Company believes this measure is useful to investors in assessing its ability to meet future debt service, capital expenditure and working capital requirements. This calculation may differ in the method of calculation from similarly titled measures used by other companies. A reconciliation of adjusted EBITDA to income (loss) from continuing operations and discontinued operations for the three months and six months ended December 31, 2010 and 2009, as well as a reconciliation of net income and diluted EPS attributable to Rural/Metro excluding the loss on debt extinguishment to net loss attributable to Rural/Metro and diluted earnings per share for the three and six months ended December 31, 2010 and 2009, are included with this press release and the related current report on Form 8-K.

Quarterly Operating Statistics

The table below provides results for medical transports, Average Patient Charge (APC), and Days Sales Outstanding (DSO) for the five most recent quarters:

	Q2 ’10	Q3 ’10	Q4 ’10	Q1 ’11	Q2 ’11
	(12/31/09)	(3/31/10)	(6/30/10)	(9/30/10)	(12/31/10)

Medical Transports (1)	271,396	277,276	280,574	291,152	295,873

APC (2)	$397	$394	$391	$397	$395

DSO (3)	46	44	43	42	43

(1) Defined as emergency and non-emergency medical patient transports from continuing operations.

(2) Net medical transport APC is defined as gross ambulance transport revenue less provisions for contractual allowances applicable to Medicare, Medicaid and other third-party payers and uncompensated care divided by medical transports from continuing operations.

(3) DSO is calculated using the average accounts receivable balance on a rolling 13-month basis and net revenue on a rolling 12-month basis and has not been adjusted to eliminate discontinued operations.

Conference Call to Discuss Results

The Company will discuss results in a conference call today beginning at 11 a.m. Eastern. To join the Company’s conference call, dial 877-383-7417 (domestic) or 678-894-3972 (international). A taped replay will be available approximately two hours following the completion of the call through 11:59 p.m. Eastern on February 11, 2011. To access the replay, dial 800-642-1687 (domestic) or 706-645-9291 (international). The required pass code to access the replay is 17067574. An audio webcast also will be available at www.ruralmetro.com the day of the call and will remain on the Company’s website for 90 days thereafter.

About Rural/Metro

Rural/Metro Corporation provides emergency and non-emergency ambulance services and private fire protection services in 20 states and approximately 440 communities throughout the United States. For more information, visit the Company’s web site at www.ruralmetro.com.

Safe Harbor Provisions for Forward-Looking Statements

The foregoing reflects the Company’s views about its future financial condition, performance and other matters that constitute “forward-looking” statements as such term is defined by the federal securities laws. Many of these statements can be found by looking for words such as “believe,” “anticipate,” “expect,” “plan,” “intend,” “may,” “should,” “will likely result,” “continue,” “estimate,” “project,” “goals,” or similar words used herein in connection with any discussions of future operating or financial performance or business prospects. We may also make forward-looking statements in our financial reports filed with the Securities and Exchange Commission (SEC), investor calls and other investor communications. These forward-looking statements are subject to the safe harbor protection provided by federal securities laws. These forward-looking statements are subject to numerous risks, uncertainties and assumptions, including those relating to the Company’s future business prospects, changes in healthcare regulation, uncompensated care, working capital, accounts receivable collection, liquidity, cash flow, EBITDA, adjusted EBITDA, capital expenditures, insurance coverage and claim reserves, capital needs, key operating metrics, future growth plans, future operating results, and future compliance with covenants in our debt facilities or instruments. In addition, the Company may face risks and uncertainties related to other factors that are listed in its periodic reports filed under the Securities Exchange Act. Although the Company believes the expectations reflected in its forward-looking statements are based upon reasonable assumptions, because the statements are subject to risks and uncertainties, the Company can give no assurance that its expectations will be attained or that actual developments and results will not materially differ from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on the statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

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(RURL/F)

RURAL/METRO CORPORATION

CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except share data)

	December 31, 2010	June 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$26,725	$20,228
Accounts receivable, net	72,625	63,581
Inventories	7,075	8,001
Deferred income taxes	24,838	23,737
Prepaid expenses and other	7,574	7,907

Total current assets	138,837	123,454

Property and equipment, net	51,563	50,670
Goodwill	37,947	36,516
Restricted cash	213	20,376
Deferred income taxes	38,817	41,538
Other assets	17,933	15,908

Total assets	$285,310	$288,462

LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable	$11,770	$12,914
Accrued and other current liabilities	44,171	48,290
Deferred revenue	21,213	21,244
Current portion of long-term debt	1,609	6,436

Total current liabilities	78,763	88,884

Long-term debt, net of current portion	261,416	262,606
Other long-term liabilities	43,735	38,130

Total liabilities	383,914	389,620

Rural/Metro Stockholders’ deficit:
Common stock, $0.01 par value, 40,000,000 shares authorized, 25,376,481 and 25,254,713 shares issued and outstanding at December 31, 2010 and June 30, 2010, respectively	254	252
Additional paid-in capital	157,163	156,748
Treasury stock, 96,246 shares at both December 31, 2010 and June 30, 2010	(1,239)	(1,239)
Accumulated other comprehensive loss	(3,756)	(3,782)
Accumulated deficit	(253,198)	(254,823)

Total Rural/Metro stockholders’ deficit	(100,776)	(102,844)

Noncontrolling interest	2,172	1,686

Total deficit	(98,604)	(101,158)

Total liabilities and deficit	$285,310	$288,462

RURAL/METRO CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2010	2009	2010	2009
Net revenue	$141,326	$133,278	$281,457	$263,772

Operating expenses:
Payroll and employee benefits	86,448	80,829	171,259	161,879
Depreciation and amortization	4,675	3,822	8,964	7,631
Other operating expenses	32,637	30,793	62,681	58,619
General/auto liability insurance expense	8,689	5,174	12,339	8,585
Gain on sale of assets and property insurance settlement	(451)	(240)	(704)	(402)

Total operating expenses	131,998	120,378	254,539	236,312

Operating income	9,328	12,900	26,918	27,460
Interest expense	(7,183)	(7,175)	(14,513)	(14,645)
Interest income	50	49	124	131
Loss on debt extinguishment	(8,025)	(13,842)	(8,025)	(13,842)

Income (loss) from continuing operations before income taxes	(5,830)	(8,068)	4,504	(896)
Income tax (provision) benefit	2,519	3,979	(1,427)	349
Income (loss) from continuing operations	(3,311)	(4,089)	3,077	(547)
Income (loss) from discontinued operations, net of income taxes	9	(351)	34	(269)

Net income (loss)	$(3,302)	$(4,440)	$3,111	$(816)

Net income attributable to noncontrolling interest	(500)	(330)	(1,486)	(1,035)

Net income (loss) attributable to Rural/Metro	$(3,802)	$(4,770)	$1,625	$(1,851)

Income (loss) per share:
Basic -
Income (loss) from continuing operations attributable to Rural/Metro	$(0.15)	$(0.18)	$0.06	$(0.06)
Income (loss) from discontinued operations attributable to Rural/Metro	$—	(0.01)	$—	(0.01)

Net income (loss) attributable to Rural/Metro	$(0.15)	$(0.19)	$0.06	$(0.07)

Diluted -
Income (loss) from continuing operations attributable to Rural/Metro	$(0.15)	$(0.18)	$0.06	$(0.06)
Income (loss) from discontinued operations attributable to Rural/Metro	$—	$(0.01)	$—	$(0.01)

Net income (loss) attributable to Rural/Metro	$(0.15)	$(0.19)	$0.06	$(0.07)

Average number of common shares outstanding – Basic	25,336	25,069	25,308	24,964

Average number of common shares outstanding – Diluted	25,336	25,069	25,578	24,964

RURAL/METRO CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Six Months Ended December 31,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$3,111	$(816)
Adjustments to reconcile net income to net cash provided by operating activities –
Depreciation and amortization	8,964	7,752
Non-cash adjustments to insurance claims reserves	6,748	2,149
Accretion of debt	593	5,531
Amortization of debt issuance costs	601	980
Deferred income taxes	1,604	(463)
Share-based compensation expense	596	304
Excess tax benefits from share-based compensation	—	(491)
Non-cash loss on debt extinguishment	878	2,261
Items expensed related to acquisition	245	—
Gain on sale/disposal of property and equipment and proceeds from property insurance settlement	(248)	(81)
Change in assets and liabilities –
Accounts receivable	(9,044)	4,486
Inventories	1,045	398
Prepaid expenses and other	334	(75)
Other assets	(4,704)	(3,496)
Accounts payable	(621)	184
Accrued and other current liabilities	(7,515)	(1,628)
Deferred revenue	(31)	(686)
Other liabilities	613	262

Net cash provided by operating activities	3,169	16,571

Cash flows from investing activities:
Capital expenditures	(5,676)	(5,514)
Cash paid for acquisition	(4,250)	—
Proceeds from the sale/disposal of property and equipment and property insurance settlement	9	127
Decrease (increase) in restricted cash	20,376	(22,402)

Net cash provided by (used in) investing activities	10,459	(27,789)

Cash flows from financing activities:
Payments on debt and capital leases	(273,701)	(187,147)
Issuance of debt	268,650	178,200
Debt issuance costs	(901)	(1,837)
Excess tax benefits from share-based compensation	—	491
Proceeds from issuance of common stock under share-based compensation plans	35	513
Payment of tax withholding for share-based compensation	(214)	(74)
Distributions to noncontrolling interest	(1,000)	(900)

Net cash used in financing activities	(7,131)	(10,754)

Increase (decrease) in cash and cash equivalents	6,497	(21,972)
Cash and cash equivalents, beginning of year	20,228	37,108

Cash and cash equivalents, end of year	$26,725	$15,136

Supplemental disclosure of non-cash operating activities:
Increase(decrease) in other current assets and accrued liabilities for general liability insurance claims	$—	$(13,073)

Supplemental disclosure of non-cash investing and financing activities:
Property and equipment funded by liabilities	$2,456	$620

Supplemental cash flow information:
Cash paid for interest	$18,332	$11,693
Cash paid for income taxes, net	$754	$1,279

RURAL/METRO CORPORATION

RECONCILIATION OF NET INCOME EXCLUDING LOSS ON DEBT EXTINGUISHMENT

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2010	2009	2010	2009
Net income (loss) attributable to Rural/Metro	$(3,802)	$(4,770)	$1,625	$(1,851)

Loss on debt extinguishment	8,025	13,842	8,025	13,842

Tax effect of loss on debt extinguishment	(3,036)	(5,865)	(3,036)	(5,865)

Adjusted net income attributable to Rural Metro	1,187	3,207	6,614	6,126

Income per share:
Basic –
Net income attributable to Rural/Metro	$0.05	$0.13	$0.26	$0.25

Diluted –
Net income attributable to Rural/Metro	$0.05	$0.13	$0.26	$0.24

Average number of common shares outstanding – Basic	25,336	25,069	25,308	24,964

Average number of common shares outstanding – Diluted	25,596	25,324	25,578	25,264

RURAL/METRO CORPORATION

RECONCILIATION OF INCOME FROM CONTINUING AND DISCONTINUED OPERATIONS TO EBITDA

(unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Income (loss) from continuing operations	$(3,311)	$(4,089)	$3,077	$(547)
Add (deduct):
Depreciation and amortization	4,675	3,822	8,964	7,631
Interest expense	7,183	7,175	14,513	14,645
Interest income	(50)	(49)	(124)	(131)
Income tax provision (benefit)	(2,519)	(3,979)	1,427	(349)
Income attributable to noncontrolling interest	(500)	(330)	(1,486)	(1,035)

EBITDA from continuing operations attributable to Rural/Metro	5,478	2,550	26,371	20,214

Add (deduct):
Share-based compensation expense	367	168	596	304
Loss on debt extinguishment	8,025	13,842	8,025	13,842

Adjusted EBITDA from continuing operations attributable to Rural/Metro	13,870	16,560	34,992	34,360

Income (loss) from discontinued operations	9	(351)	34	(269)
Add (deduct):
Depreciation and amortization	—	51	—	121
Income tax provision (benefit)	6	(338)	22	(274)

EBITDA from discontinued operations attributable to Rural/Metro	15	(638)	56	(422)

Total adjusted EBITDA attributable to Rural/Metro	$13,885	$15,922	$35,048	$33,938

RURAL/METRO CORPORATION

RECONCILATION OF PREVIOUSLY REPORTED SEGMENT RESULTS FOR

THE THREE MONTHS ENDED DECEMBER 31, 2009

(unaudited)

(in thousands)

	Three Months Ended 12/31/09 As Previously Reported	Adjustments Related to Reporting Segment Realignment (1)	Adjustments Related to Discontinued Operations (2)	Three Months Ended 12/31/09 Revised
EAST ZONE
Net Revenue	$24,086	$7,954	$—	$32,040
Segment Profit	$5,056	$527	$—	$5,583
Medical Transports	56,875	26,906	—	83,781

SOUTH ZONE
Net Revenue	$35,687	$(4,382)	$(235)	$31,070
Segment Profit	$1,727	$36	$110	$1,873
Medical Transports	86,527	(14,391)	(460)	71,676

SOUTHWEST ZONE
Net Revenue	$46,913	—	$—	$46,913
Segment Profit	$7,878	(1)	$—	$7,877
Medical Transports	60,619	—	—	60,619

WEST ZONE
Net Revenue	$26,827	$(3,572)	$—	$23,255
Segment Profit	$1,952	$(563)	$—	$1,389
Medical Transports	67,835	(12,515)	—	55,320

CONSOLIDATED
Net Revenue	$133,513	$—	$(235)	$133,278
Segment Profit	$16,613	$(1)	$110	$16,722
Medical Transports	271,856	—	(460)	271,396

(1) – Adjustments represent the effect of the realignment of our reporting segments on results for the quarter ended December 31, 2009 as previously reported on Form 10-Q for the quarter ended December 31, 2009.

(2) – Adjustments represent the effect of the reclassification of operations that were discontinued between January 1, 2010 and June 30, 2010.

RURAL/METRO CORPORATION

RECONCILATION OF PREVIOUSLY REPORTED SEGMENT RESULTS FOR

THE SIX MONTHS ENDED DECEMBER 31, 2009

(unaudited)

(in thousands)

	Six Months Ended 12/31/09 As Previously Reported	Adjustments Related to Reporting Segment Realignment (1)	Adjustments Related to Discontinued Operations (2)	Six Months Ended 12/31/09 Revised
EAST ZONE
Net Revenue	$47,997	$15,733	$—	$63,730
Segment Profit	$11,564	$1,355	$—	$12,919
Medical Transports	114,513	52,849	—	167,362

SOUTH ZONE
Net Revenue	$71,070	$(8,824)	$(563)	$61,683
Segment Profit	$5,258	$(419)	$93	$4,932
Medical Transports	171,419	(27,827)	(1,022)	142,570

SOUTHWEST ZONE
Net Revenue	$91,465	—	$—	$91,465
Segment Profit	$13,565	$(1)	$—	$13,564
Medical Transports	118,960	—	—	118,960

WEST ZONE
Net Revenue	$53,803	$(6,909)	$—	$46,894
Segment Profit	$4,612	$(936)	$—	$3,676
Medical Transports	136,281	(25,022)	—	111,259

CONSOLIDATED
Net Revenue	$264,335	$—	$(563)	$263,772
Segment Profit	$34,999	$(1)	$93	$35,091
Medical Transports	541,173	—	(1,022)	540,151

(1) – Adjustments represent the effect of the realignment of our reporting segments on results for the six months ended December 31, 2009 as previously reported on Form 10-Q for the quarter ended December 31, 2009.

(2) – Adjustments represent the effect of the reclassification of operations that were discontinued between January 1, 2010 and June 30, 2010.